EXHIBIT 10.2


                     PEOPLE'S NATIONAL BANK

                       EXCESS BENEFIT PLAN

                               FOR

                            JOHN ORD



          This sets forth the PEOPLE'S NATIONAL BANK EXCESS BENEFIT PLAN FOR JOHN ORD (the "Plan"), established by PEOPLE'S NATIONAL BANK, a general business corporation organized under the laws of the Commonwealth of Pennsylvania, having its principal place of business at Hallstead, Pennsylvania ("Employer"), for the benefit of JOHN ORD, residing at R.D. #2, Box 38, Hallstead, Pennsylvania, 18822 ("Employee").

                            RECITALS

          It is the intention of this Plan to create a reserve and fund for a benefit for Employee in excess of the benefits payable under Employer's qualified pension, profit sharing and employee stock ownership plans, and to pay Employee and his spouse the benefit so calculated, all as provided herein.

          NOW, THEREFORE, effective January 1, 1991 ("Effective Date"), Employer hereby establishes the PEOPLE'S NATIONAL BANK EXCESS BENEFIT PLAN FOR JOHN ORD (the "Plan") for the exclusive benefit of Employee and his spouse, in accordance with the following terms and conditions:

                           ARTICLE I.

                           DEFINITIONS

          As used in this Plan, the following terms shall have the following meanings, unless a different meaning is stated and clearly indicated in the context where the term is used:

          1.01 "Actuarial Assumptions" of the Plan are as follows:

     Mortality           (1)  Valuation - no mortality factor.

                         (2)  Post-retirement mortality
                              determined by reference to IAM-1983
                              tables.

     Discount Rate/      (1)  Present value (discount)
     Appreciation Rate        factor of 8.0% per year.

                         (2)  Future value (appreciation or
                              interest) factor of 8.0% per year.

                         (3)  Pre-retirement and post-retirement
                              interest assumption of 8.0% per
                              year.

     Age                 (1)  Where age is a determining factor,
                              it will be based on the nearest
                              birthday.

     Determination Date  (1)  The determination date for each
                              year shall be December 31.

     Service             (1)  Service (for this Plan only) shall
                              be deemed to commence October 31,
                              1960.

                              Service shall be determined for
                              full years of service only;
                              fractions of years will be
                              disregarded.

     Dates               (1)  Date of Birth - 05/19/40

                         (2)  Date of Hire - 10/31/60

                         (3)  Normal Retirement Date -
                              06/01/2005.

     Annual Benefit or        When the term "annual benefit" or
     Annual Payment           "annual payment" is used herein, it
                              shall mean 12 months of the
                              actuarially determined monthly
                              benefit or payment.

     Reserve Calculation      The value of the Reserve, as of a
                              particular Valuation Date, shall be
                              determined by calculating the
                              actuarial value of the amounts
                              needed, as of such date, to fully
                              fund for a hypothetical straight
                              life annuity payment to Employee in
                              the amount determined under this
                              Plan, such payment commencing as of
                              the Early, Normal or Late
                              Retirement Date.

          1.02 "Average Base Compensation" shall mean the Employee's average Salary for the thirty-six month period ending on the Determination Date coinciding with or next following the date of separation from Service. For purposes of determine Average Base Compensation, if Employee's effective separation from Service occurs other than on December 31 of any Plan Year, his Salary for the year of separation shall be calculated by annualizing for that year his Salary through the date of separation.

          1.03 "Benefit" means Employee's annual benefit determined under the Plan expressed in the form of an annuity payable during the life of Employee, commencing at his Early, Normal or Late Retirement Date or the date of his death, and paid in the manner set forth in Paragraph 6.02 (in the case of Employee's death before his Retirement Date) or in Article VII (in all other cases).

          1.04  "Code" shall mean the Internal Revenue Code of
1986, as amended, and any successor provision thereto.

          1.05  "Date of Hire" shall mean October 31, 1960.

          1.06 "Determination Date" shall mean December 31 of each Plan Year.

          1.07 "Early Retirement Date" shall be the first day of the month coinciding with or next following the date on which Employee separates from Service with Employer prior to Normal Retirement Date under any of the circumstances described in Paragraph 5.02.

          1.08  "Effective Date" shall be January 1, 1991.

          1.09  "Employee" shall mean JOHN ORD.

          1.10  "Employer" shall mean PEOPLE'S NATIONAL BANK.

          1.11 "401(K) Profit Sharing Plan" shall mean the Employer's profit sharing plan qualified under Section 401(a) of the Code that contains a feature allowing elective deferrals of compensation that is governed under Section 401(k) of the Code.

          1.12 "Investment Manager" shall mean the comptroller's office of Employer.

          1.13 "Late Retirement Date" shall mean the first day of the month coinciding with or next following Employee's actual retirement date after his Normal Retirement Date.

          1.14  "Normal Retirement Date" shall mean June 1, 2005.

          1.15 "Pension Plan" shall mean Employer's defined benefit pension plan qualified under Code Section 401(a).

          1.16 "Plan" shall mean the excess benefit plan established by the Employer as set forth in this document, and as hereafter amended.

          1.17 "Plan Year" initially means the period beginning with the Effective Date and ending on December 31, 1991.
Thereafter, the Plan Year shall mean the twelve (12) month period beginning on January 1.

          1.18 "Reserve" shall mean as of the Effective Date, and as of any Valuation Date thereafter, the actuarial value of the amounts needed as of such date (using the Actuarial Assumptions of the Plan) to fully fund for a hypothetical straight life annuity benefit to Employee providing the Benefit payable to Employee under this Plan, such payment commencing as of the Early, Normal or Late Retirement Date. The Reserve shall be calculated initially, and shall be redetermined annually, assuming that Employee will retire at the Normal Retirement Date.

          1.19 "Retirement Annuity" shall mean the hypothetical annual straight life annuity, payable to Employee until his death which, if it were to commence as of the Early, Normal or Late Retirement Date (whichever is applicable), would require (using the Actuarial Assumptions of the Plan), as of the Valuation Date, a fund equal to the value of the Reserve in order for full funding of the Retirement Annuity to be achieved by the applicable Retirement Date.

          1.20 "Retirement Date" shall mean the date Employee separates from service with Employer on account of his Early, Normal or Late Retirement, or on account of his death.

          1.21 "Salary" shall mean Employee's W-2 wages for services rendered on behalf of Employer during the Plan Year, or for periods prior to the Effective Date of the Plan, the twelve month period corresponding to such Plan Year. Such amount shall be increased or decreased by the following amounts:

               (a) There shall be added to Employee's W-2 wages the amount of Employee's elective contributions for the Plan Year to the Employer's 401(k) Profit Sharing Plan and to the Employer's plan qualifying under Code Section 125, which contributions are otherwise excludable from Employee's gross income under Code Sections 402(a)(8) and 125, respectively.

               (b) There shall be subtracted from Employee's W-2 wages the amount of any special program bonuses paid during the Plan Year, but not Employee's annual bonus as historically paid to Employee.

               (c) Salary shall not include contributions made by Employer under the Plan, payments made by Employer for group life insurance, hospitalization or like benefits, nor contributions made by Employer under any other employee benefit plan it maintains.

          1.22 "Service" means any period of time Employee is in the employ of Employer. Employee shall be entitled to a credit for all Service after his Date of Hire and continuing through the date of Employee's separation from Service with Employer.
Employee will be credited with full years of Service only.
Fractions of years will be disregarded.

          1.23  "Trust" shall mean the PEOPLE'S NATIONAL BANK
EXCESS BENEFIT TRUST FOR THE BENEFIT OF JOHN ORD.

          1.24 "Trustee" shall mean the currently acting Trustee of the Trust.

          1.25 "Valuation Date" shall mean any date on which an actuarial valuation is to be made, including, without limitation, each Determination Date, and the Early, Normal and Late
Retirement Dates.

                           ARTICLE II.

               THE RESERVE ACCOUNT AND TRUST FUND

          2.01 The Reserve Account. Employer shall establish an account (the "Reserve Account") to which will be credited, as of the Effective Date, an amount equal to the then value of the Reserve. The Reserve Account shall be restated as of each subsequent Valuation Date to reflect the value of the Reserve as of such date.

          2.02  The Trust Fund.  Employer shall establish a Trust
Fund to receive the contributions required under the Plan.  The
Trust Fund shall be managed by the Investment Manager, and shall be held by the Trustee under the provisions of the Trust.

          2.03 Employer Contributions. Employer shall, as of the Effective Date, contribute to the Trust liquid and marketable assets having a fair market value equal to the then value of the Reserve. As of each subsequent Determination Date, Employer shall calculate and contribute an additional contribution to the Trust equal to the difference between the value of the hypothetical Retirement Annuity as of the Determination Date and the balance in the Trust Fund.

          2.04 No Right to Trust Assets. The assets of the Trust Fund shall be held separate and apart from other funds of Employer, and shall be used exclusively for the uses and purposes set forth in this Plan. However, neither Employee, any Beneficiary, nor the Plan shall have any preferred claim on, or any title to or beneficial ownership interest in, any assets of the Trust Fund or Trust prior to the time such assets are paid as Benefits under the Plan. All rights created under the Plan and Trust shall be mere unsecured contractual rights of Employee or his Beneficiary against Employer. The Plan is intended to constitute an unfunded deferred compensation arrangement maintained by Employer for the purpose of providing deferred compensation for a key executive of Employer, and shall be construed accordingly.

                          ARTICLE III.

                        NORMAL RETIREMENT

          3.01 Normal Retirement Benefit. Employee shall be entitled to receive, if he retires as of his Normal Retirement Date, a Normal Retirement Benefit in an amount equal to ninety percent (90%) of Employee's Average Base Compensation, less the sum of the following:

               (a) An amount equal to the annual benefit to be provided Employee by Employer's Pension Plan, determined as of the Normal Retirement Date and converted (if necessary) to its actuarial equivalent (using the Actuarial Assumptions for this Plan) as a straight life annuity payable as an annual benefit commencing as of his Normal Retirement Date;

               (b) An amount equal to the annual benefit at Normal Retirement Date that is provided Employee from Employee's vested account balance in Employer's Employee Stock Ownership Plan ("ESOP"), expressed in the form of a straight life annuity (and calculated using the Actuarial Assumptions for this Plan), payable during Employee's life and commencing as of his Normal Retirement Date; and

               (c) An amount equal to the annual benefit at Normal Retirement Date that is provided Employee from the vested portion of Employee's account balance in Employer's 401(k) Profit Sharing Plan that is attributable to all Employer contributions other than Employee's elective contribution as described in Code
Section 402(a)(8). Such benefit shall be expressed in the form of a straight life annuity (and calculated using the Actuarial Assumptions for this Plan) payable during Employee's life and commencing as of his Normal Retirement Date.

          3.02 Payment. Employee's Normal Retirement Benefit shall be paid in the manner set forth in Article VII.

                           ARTICLE IV.

                         LATE RETIREMENT

          4.01 Late Retirement Benefit. Employer and Employee may agree to continue Employee's employment beyond the Normal Retirement Date. In such event, Employee shall be entitled to receive, following his actual retirement, a Late Retirement Benefit in an amount equal to the then actuarial equivalent (determined by applying the Actuarial Assumptions for this Plan) of Employee's Normal Retirement Benefit payable as of his Normal Retirement Date. The Late Retirement Benefit shall be expressed in the form of a straight life annuity payable in annual amounts commencing as of his Late Retirement Date, and shall be paid in the manner set forth in Article VII.

                           ARTICLE V.

                        EARLY RETIREMENT

          5.01 Early Retirement Benefit. Employee shall be entitled to receive, if he qualifies under Paragraph 5.02 and retires from Service with the Employer, an Early Retirement
Benefit determined as follows:

               (a) An amount equal to ninety percent (90%) of Employee's Average Base Compensation, calculated as of his Early Retirement Date, shall be determined. This amount shall be multiplied by a fraction, the numerator of which is Employee's total years of Service as of his Early Retirement Date, and the denominator of which is the total years of Service Employee would have were he to continue in Service continuously through his Normal Retirement Date.

               (b) The amount determined under subparagraph (a) above shall be reduced by the sum of the following "Subtraction
Entries" to arrive at Employee's Early Retirement Benefit:

                    (i)  An amount equal to the annual benefit
     that is provided by Employer's Pension Plan determined as of Employee's Early Retirement Date as if Employee were to retire on such date, and converted (if necessary) to its actuarial equivalent straight life annuity payable in annual amounts commencing as of the Early Retirement Date. If Employee's Early Retirement Date hereunder precedes the earliest date under which retirement benefits may be paid to Employee under the Pension Plan, there shall be no reduction under this Paragraph 5.01(b)(i) in the Early Retirement Benefit payable to Employee during the time period preceding the payment of retirement benefits under the Pension Plan; however, upon commencement of payment of retirement benefits under the Pension Plan, the Early Retirement Benefit shall thereupon be recalculated and reduced for all future years (but not retroactively) by taking into account the reduction under this Paragraph 5.01(b)(i).

                    (ii) An amount equal to the benefit at Early Retirement Date that would be provided Employee from Employee's then vested account balance in Employer's Employee Stock Ownership Plan, expressed in the form of a straight life annuity that is payable in annual amounts for the rest of Employee's life, commencing as of his Early Retirement Date; and

                    (iii)  An amount equal to the annual benefit
     at Early Retirement Date that would be provided Employee from the vested portion of Employee's account balance in Employer's 401(k) Profit Sharing Plan that is attributable to all Employer contributions other than Employee's elective contributions as described in Code Section 402(a)(8). Such benefit shall be expressed in the form of a straight life annuity payable in annual amounts for the rest of Employee's life commencing as of his Early Retirement Date.

          5.02 Early Retirement. Employee shall be entitled to an Early Retirement Benefit if, prior to his Normal Retirement
Date, Employee separates from Service with Employer:

               (a) upon mutual agreement between Employer and Employee;

               (b) by action of Employer other than "for cause." For purposes hereof, "for cause" shall mean termination by a majority vote of Employer's Board of Directors upon its determination that Employee has committed fraud against or embezzled from Employer or is guilty of gross negligence that has resulted in irreparable harm to Employer. Pending Employer's final determination concerning the issue, all payments scheduled to be made to Employee hereunder shall be held by the Trustee in escrow; or

               (c)  by reason of Employee's suffering a
disability, illness or injury which, in the sole opinion of Employer's Board of Directors, prevents Employee from fulfilling substantially all of his duties and responsibilities as President and Chief Executive Officer of Employer (hereinafter,
"Disability").

          5.03 Payment. The Early Retirement Benefit shall be paid in the manner set forth in Article VII.

                           ARTICLE VI.

                          DEATH BENEFIT

          6.01 Pre-Retirement Death Benefit. Upon the death of Employee while in the employ of Employer, or during an authorized leave of absence, Employee's spouse shall be entitled to receive a pre-retirement death Benefit expressed in the form of a life annuity payable annually for the rest of the spouse's life, in an amount equal to fifty percent (50%) of Employee's Average Base Compensation as of the date of his death, reduced by the sum of the following:

               (a) an amount equal to the annual benefit that would be provided the spouse under Employer's Pension Plan commencing immediately following Employee's death if Employee had separated from Service on the day immediately preceding his date of death and had elected to receive a joint and 50% survivor annuity for Employee and his spouse commencing on the date of his death. If Employee's date of death precedes the earliest date under which retirement benefits could be paid to Employee under the Pension Plan, there shall be no reduction under this Paragraph 6.01(a) in the Benefit payable to Employee's spouse during the time period preceding the payment of benefits to Employee's spouse under the Pension Plan; however, upon commencement of payment of benefits to the spouse under the Pension Plan, the death Benefit payable under this Article shall thereupon be reduced for all future years (but not retroactively) by the amount prescribed in this Paragraph 6.01(a);

               (b) An amount equal to the annual benefit that is provided to Employee's spouse from Employee's then vested account balance in Employer's Employee Stock Ownership Plan, expressed in the form of a straight life annuity payable in annual amounts for the rest of the spouse's life, commencing immediately following Employee's death; plus

               (c) An amount equal to the annual benefit that would be provided the spouse from the vested portion of Employee's account balance in Employer's 401(k) Profit Sharing Plan that is attributable to all Employer contributions except those described in Code Section 402(a)(8). Such benefit shall be expressed in the form of a straight life annuity payable in annual amounts for the rest of the spouse's life, commencing immediately following Employee's death.

          6.02 Payment. Payment of the death Benefit under this Article shall be paid in the form of a straight life annuity for the benefit of Employee's spouse, commencing within thirty (30) days following Employee's death.

                          ARTICLE VII.

                       PAYMENT OF BENEFIT

          7.01  Normal Form of Payment.

               (a) If Employee is not married at his Early, Normal or Late Retirement Date, the normal form for payment of his Retirement Benefit shall be a single life annuity providing for equal monthly payments equal to one-twelfth (1/12th) of the annual Retirement Benefit, with payments ceasing upon Employee's death.

               (b) If Employee is married at his Early, Normal or Late Retirement Date, the normal form of his Retirement Benefit shall be a joint and 50% survivor annuity that provides, for Employee's life, an annual amount equal to the annual amount that would be payable to Employee in accordance with subparagraph (a) were Employee not married on his Retirement Date. Such annuity shall provide monthly payments to Employee for the rest of his life and, if Employee's spouse survives him, monthly payments to his spouse thereafter for the rest of her life equal to fifty percent (50%) of the amount of the monthly benefit paid to Employee.

          7.02 Optional Form of Payment. At any time prior to January 1 of the year in which the first installment of the Benefit would otherwise be paid, Employee may elect to receive his Benefit under one of the optional forms of distribution listed below:

               (1) A straight life annuity, payable no less frequently than annually, with payment ending on Employee's death.

               (2) A joint and survivor annuity over the joint life expectancies of Employee and his spouse, with the option in Employee to set the survivor's annuity at any percentage of the joint life annuity (not to exceed 100%).

          7.03 Acceleration of Deferred Payments. In the discretion of Employer, but only with Employee's or his spouse's consent, the payment of any remaining Benefits to Employee or his spouse as a deferred payment may be accelerated, or the unpaid balance of such Benefits may be distributed to Employee or his spouse in a lump sum.

          7.04 Commencement of Payment. Employer shall commence distribution of Employee's Benefit not later then thirty (30) days after the applicable Retirement Date.

          7.05 Forfeiture. Notwithstanding anything herein to the contrary, no Benefit shall be paid to Employee or his spouse and Employee shall forfeit, for himself and his spouse, all right to receive Benefits hereunder if Employee's employment with Employer is terminated "for cause". For purposes of this Paragraph, "for cause" shall have the same meaning as set forth in Paragraph 5.02(b).

                          ARTICLE VIII.

                    ADMINISTRATIVE PROVISIONS

          8.01 Payments to Persons Other Than Employee. If the Employer shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if Employer so determines, be paid to his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by Employer to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of Employer therefor.

          8.02 No Alienation of Benefits. Except insofar as may otherwise be required by law, no amount payable at any time under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind, nor in any manner be subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amount, whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall alienate, sell transfer, assign, pledge, attach, charge or otherwise encumber any amount payable under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time such amount would be made subject to his debts or liabilities or would otherwise not be enjoyed by him, then Employer, if it so selects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, his spouse, children or other dependents, or any of them in such manner and proportion as Employer may deem proper.

          8.03  Employment Status.  Nothing contained in this
Plan shall be construed to give Employee the right to be retained as an Employee of Employer or to impair the right of Employer to terminate the services of Employee.

          8.04 Administration Expense. The entire expense of administering this Plan shall be borne by Employer and shall not be charged against the Trust Fund.

          8.05 Withholding. Employer shall be entitled to reduce any payment pursuant to this Plan by an amount which Employer deems reasonably required to comply with any federal or state withholding requirements.

          8.06 Successors. The Plan shall be binding upon all persons entitled to benefits under the Plan, their respective heirs and legal representatives, upon the Employer, its successors and assigns, and upon the Trustee, and its successors.

          8.07 Administration. The Plan shall be administered by Employer, which may appoint or employ any agents it deems advisable to assist Employer in interpreting and administering the Plan. Employer, as Plan administrator, shall make all determinations as to Employee's right to benefits hereunder, and shall have complete discretion in making all decisions with respect to the Plan. All such decisions shall be final and bind all parties.

          8.08 Claims Procedure. Employer shall provide adequate notice in writing to any Employee or to any Beneficiary
("Claimant") whose claim for benefits under the Plan has been denied. Employer's notice to the Claimant shall set forth:

               (a)  The specific reason for the denial;

               (b)  Specific references to pertinent Plan
provisions on which Employer based its denial;

               (c) A description of any additional material and information needed for the Claimant to perfect his claim and an explanation of why the material or information is needed; and

               (d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to Employer within 75 days after receipt of Employer's notice of denial of benefits. The notice must further advise the Claimant that his failure to appeal the action to Employer in writing within the 75 day period will render Employer's determination final, binding and conclusive.

               If the Claimant should appeal to Employer, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he, or his duly authorized representative, feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. Employer shall re-examine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. Employer shall advise the Claimant of its decision within 60 days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the 60 day limit unfeasible, but in no event shall Employer render a decision respecting a denial of a claim for benefits later than 120 days after its receipt of a request for review. If any dispute remains after Employer renders its decision following review, such dispute shall be settled by binding arbitration, conducted in Scranton, Pennsylvania, in accordance with the rules of the American Arbitration Association.

          8.09 Construction and Interpretation. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania, except to the extent superseded by Federal law. If any provision of the Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of the Plan, and it shall be construed as if said illegal or invalid provision had never been included.

          8.10  Amendments.  No amendment of any of the
provisions of this Plan shall be effective unless in writing signed by both Employer and Employee.

          IN WITNESS WHEREOF, this Plan has been executed this 14th day of January, 1992.


                              PEOPLE'S NATIONAL BANK

                              By:________________________________

                              Attest:____________________________
                                        Secretary


Agreed to this 14th day
of January, 1992.

_____________________________
John Ord, Employee